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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


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                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                                   January 16, 1998
                   Date of Report (Date of earliest event reported)


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                              RJR NABISCO HOLDINGS CORP.
                (Exact Name of Registrant as Specified in its Charter)

     DELAWARE                      1-10215                       13-3490602
(Jurisdiction of           (Commission file number)         (I.R.S. Employer
Incorporation or                                            Identification No.)
Organization)



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                                  RJR NABISCO, INC.
                (Exact Name of Registrant as Specified in its Charter)

     DELAWARE                      1-6388                        56-0950247
(Jurisdiction of           (Commission file number)         (I.R.S. Employer
Incorporation or                                            Identification No.)
Organization)



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                             1301 Avenue of the Americas
                               New York, New York 10019
                                    (212) 258-5600
                 (Address, including zip code, and telephone number,
                   including area code, of Registrants' principal
                                  executive offices)

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ITEM 5.  OTHER EVENTS.

     On January 16, 1998, R.J. Reynolds Tobacco Company ("RJRT") and certain other major tobacco companies entered into a Settlement Agreement (the "Agreement") with Dan Morales, Attorney General of the State of Texas, and other representatives of the State of Texas to settle claims asserted by the State against RJRT and others in litigation seeking reimbursement for certain State expenditures for treating smoking related illnesses. Pursuant to the Agreement, the State has dismissed all of its claims against RJRT and, in addition, has waived all future claims against RJRT and others (including RJR Nabisco, Inc. ("RJRN") and RJR Nabisco Holdings Corp. ("Holdings")) relating to the use of or exposure to tobacco products.

     The Agreement requires the tobacco companies to discontinue all billboard advertisements, as well as all advertisements that appear on vehicles and in certain public transit areas, within several months. The Agreement also imposes a number of payment obligations on the tobacco companies, requiring them to make an initial payment to the State of Texas of $725 million, as well as ongoing annual payments of $290 million for 1998, and, subject to various adjustments, approximately $326 million for 1999, $363 million for 2000, $471 million for 2001, $471 million for 2002 and $580 million for each year thereafter. In addition, the Agreement requires the tobacco companies to pay $264 million over the course of 1998 to fund a two-year State pilot program against youth smoking.

     RJRT's shares of the $725 million initial payment and the $264 million payment for the pilot program will total approximately $114 million, to be paid over the course of 1998 in payments of approximately $32 million by February 1, 1998; $12 million by July 1, 1998; $23 million by October 1, 1998; and $47 million by November 1, 1998.

     The tobacco companies' first annual payment of $290 million for 1998 will be paid in two installments, with $89 million due on November 1, 1998 and $201 million due on December 31, 1998. These two payments, as well as all subsequent annual payments, will be allocated among the tobacco companies on the basis of market share.

     As part of the settlement, the tobacco companies have also agreed to pay the litigation costs of the State and its private counsel. RJRT's estimated share of such costs is estimated at approximately $11 million, to be paid within 30 days of the Agreement. In addition, the tobacco companies have agreed to pay the State's private counsel's fees, together with private counsel's fees in connection with any settlement of similar litigation, in amounts to beawarded by a panel of arbitrators, subject to a $500 million aggregate annualcap. Payments on awards

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of attorneys' fees are to be allocated among the companies on the basis of market share. As an advance on such payments, the tobacco companies will pay $50 million to the State's private counsel within 45 days of the Agreement, such payment to be conditioned on the State of Texas's making an equivalent advance. RJRT's share of the advance on attorneys' fees is approximately $12 million.

     RJRN will be charging to expense for the fourth quarter of 1997 approximately $140 million in respect of its share of the above payments other than the first annual payment.

     Settlement agreements previously entered into between the tobacco companies and the States of Florida and Mississippi, which were described in the Current Report on Form 8-K filed by RJR Nabisco Holdings Corp. and RJR Nabisco, Inc. on September 4, 1997, each provide for revisions of their terms to reflect more favorable terms contained in any later settlement. Neither settlement provides for payment of any advance on private counsel's fees. Accordingly, as a result of the advance to be paid to private counsel for Texas, the tobacco companies may be required to make advances of up to $50 million to private counsel for each of Florida and Mississippi, provided that both Florida and Mississippi agree to make equivalent advances. Any such advances by the tobacco companies would be allocated on the basis of market share.

     In the event that federal legislation is passed that substantially implements the proposed resolution described in the Current Report on Form 8-K filed by RJR Nabisco Holdings Corp. and RJR Nabisco, Inc. on June 24, 1997, the Texas settlement would be largely superseded and, accordingly, amounts paid pursuant to the Agreement (other than the pilot program amounts) would be adjusted in order to ensure that Texas received the same amount as allocated to it under the federal legislation. In addition, the settlement provides that, in the event of such legislation, the tobacco companies will make additional payments to Texas for its exceptional contribution to the national resolution, in an amount to be set by a panel of arbitrators. The tobacco companies have agreed not to oppose requests by Texas for compensation of $329.5 million and any increase over this amount necessary to offset the difference, if any, between the amounts to be paid to Texas during 1998 under the Agreement and the amounts allocated to Texas for that period under the federal legislation. Payment by the tobacco companies of any amount awarded to Texas by the panel will be paid over a number of years, subject to an aggregate annual cap of $100 million for all such payments to settling States.

     RJRN believes that the settlement of the Texas case has resolved litigation that could have materially affected the results of operations or cash flows of RJRN in particular quarterly or annual periods or its financial condition. Nonetheless, the financial consequences of this settlement for RJRT are hard to predict, and may depend, among other things, on (i) the amount of the future annual payments required of RJRT; (ii) the effect of discontinuing most forms of outdoor advertising in the States of Texas on consumption of tobacco products within Texas; and (iii) the impact of the advertising restrictions on RJRT's

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competitive position in Texas.  In addition, the negotiation and announcement of the Agreement could also affect (i) federal, state and local regulation of the tobacco industry, including the federal legislative resolution proposed on June 20, 1997; (ii) public attitudes toward smoking and the tobacco industry; (iii) the climate for pending litigation against Holdings, RJRN and RJRT and other tobacco companies; and (iv) the number of new smoking and health claims filed against the industry.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

     (1) Press Release of R.J. Reynolds Tobacco Company, Philip Morris Incorporated, Brown and Williamson Tobacco Corporation and the Lorillard Tobacco Company dated January 16, 1998.

     (2)       Comprehensive Settlement and Release dated January 16, 1998.


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                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              RJR NABISCO HOLDINGS CORP.
                              RJR NABISCO, INC.
                              (Registrants)


                              By: /s/ William L. Rosoff
                                 -------------------------------------------
                                    William L. Rosoff
                                    Senior Vice President and
                                    General Counsel



















Date: January 27, 1998